EXHIBIT 10.1

**
Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SETTLEMENT AGREEMENT

This Settlement Agreement is by and between Overland Storage, Inc. (referred to herein as “Overland”), a California corporation with a principal place of business at 9112 Spectrum Center Boulevard, San Diego, California 92123; and International Business Machines Corporation (referred to herein as “IBM”), a New York corporation with a principal place of business at 1 New Orchard Road, Armonk, New York 10504-1722 (each of Overland and IBM is referred to herein as a “Party” and are collectively referred to herein as the “Parties”).
RECITALS
Whereas, Overland and IBM are parties to the ITC Action and the District Court Action (both defined below);
Whereas, the Parties wish to resolve their differences in the ITC Action and the District Court Action without admitting liability or conceding the claims or defenses raised against it;
Whereas, each of the Parties acknowledges that the execution of this Settlement Agreement will be of substantial benefit to it.
NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.DEFINITIONS
As used herein, capitalized terms not otherwise defined herein shall have the following meanings:
1.1    “ITC Action” means the action in the United States International Trade Commission captioned In re Certain Automated Media Library Devices, Investigation No. 337-TA-746.
1.2    “District Court Action” means the action in the United States District Court for the Southern District of California captioned Overland Storage, Inc. v. BDT Automation Technology (ZHUHAI FTZ) Co., Ltd., et al., Civil Action No. 10-CV-1700.

1.3    “License Agreement” shall mean that certain license agreement entered by and between Overland and IBM concurrent herewith, a copy of which is attached hereto as Exhibit C.
1.4    **
1.5    “Patents-In-Suit” shall mean U.S. Patent Nos. 6,328,766 and 6,353,581.
1.6    “Subsidiary” of a Party hereto or of a third party shall mean a corporation, company or other entity:
1.6.1    more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a Party hereto or such third party, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or
1.6.2    which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a Party hereto or such third party, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.
1.7     “Effective Date” means the date upon which Overland receives the payment described in Section 4.
1.8    “Execution Date” means the date upon which this Settlement Agreement is signed by all parties.
2.    DISMISSAL
2.1    In consideration of the mutual promises set forth herein, within three (3) business days of the Execution Date of this Settlement Agreement, Overland and IBM shall:

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**    Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a) with respect to the ITC Action, execute and/or cause their respective counsel to execute papers in the forms set forth in Exhibit A, or in such other form as required for the Commission’s approval, for the purpose of terminating the ITC Action with prejudice as to IBM and Dell Inc. (“Dell”); and
(b) with respect to the District Court Action, execute and/or cause their respective counsel to execute papers in the forms set forth in Exhibit B, or in such other form as required for the Court’s approval, to Dismiss with Prejudice the District Court Action as to all of their respective claims by and between Overland and IBM and Dell.
For the avoidance of doubt, nothing in this Settlement Agreement creates any obligation on the part of Overland to dismiss or terminate the ITC Action or District Court Action with respect to any party other than IBM and Dell.
2.2    The Parties agree that each Party shall bear its own costs, fees, and expenses relating to the ITC Action and the District Court Action, including attorneys’ fees, expert fees, and court costs, and in the negotiation, preparation, and execution of this Settlement Agreement, the License Agreement (attached hereto as Exhibit C), and the ** (attached hereto as Exhibit D).
3.    LICENSES; COVENANTS; OTHER GRANTS OF RIGHTS
Concurrently with this Settlement Agreement, Overland and IBM have entered into a License Agreement (attached hereto as Exhibit C) and ** (attached hereto as Exhibit D).
4.    PAYMENT
4.1    Total Consideration. In consideration of the releases and rights granted in this Settlement Agreement and the License Agreement, IBM shall pay to Overland ** (“Payment”) and enter into the **.
4.2    Payment Instructions. IBM agrees to make this payment within ** of the latest of (i) the Execution Date of this Settlement Agreement; (ii) the Execution Date of the License Agreement; (iii) the Execution Date of the **; or (iv) delivery of a letter to IBM on Overland letterhead that states: (a) the amount to be transferred; (b) Overland’s address; (c) Overland’s taxpayer identification number; (d) Overland’s Bank Account Name; (e) Overland’s bank name and address; and (f) Overland’s bank account number, bank routing number and Swift Code number. IBM's sole obligation with respect to the Payment will be to make the payment contemplated in this paragraph.
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**    Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.3    Taxes. IBM shall make the Payment without any deductions for taxes or charges of any kind. All taxes imposed as a result of the existence of this Settlement Agreement or the performance hereunder shall be paid by the party required to do so by applicable law.
5.    TERMINATION
5.1    This Settlement Agreement may not be terminated by any Party.
6.    ASSIGNMENT
6.1    Assignment. This Settlement Agreement is personal to each of the parties and their affiliates and successor companies, and it cannot be assigned to any third party in whole or part.
7.    REPRESENTATIONS, WARRANTIES
7.1    Overland represents and warrants that (i) it has the full right and power to enter into this Settlement Agreement; (ii) no other person’s consent or approval is required for the granting of such rights; and (iii) this Settlement Agreement and the grant of rights herein does not conflict with, violate or otherwise constitute a breach of any agreement between it and any person.
7.2    IBM represents and warrants that IBM has the full right and power to enter into this Settlement Agreement and that this Settlement Agreement does not conflict with, violate, or otherwise constitute a breach of any agreement between IBM and any person.
8.    CONFIDENTIALITY
8.1    Each Party, on behalf of itself and its Subsidiaries, agrees not to disclose any term or condition of this Settlement Agreement to any third party without the prior written consent of the other Party. This obligation is subject to the following exceptions:
(a)    disclosure is permissible if required by government or court order, provided the Party required to disclose first gives the other prior written notice to enable it to seek a protective order;
(b)    disclosure is permissible if otherwise required by law (including but not limited to legal requirements and regulations of the U.S. Securities and Exchange Commission or rules of the NYSE or NASDAQ) and, in the event of such a disclosure, the disclosing party agrees to provide advance notice to the non-disclosing party and the disclosing party shall seek to maintain confidentiality of the terms and conditions to maximum extent reasonably possible;

(c)    disclosure is permissible in connection with any subject matter addressed by the other party in any filings made pursuant to the regulations of the U.S. Securities and Exchange Commission and rules of the NYSE or NASDAQ or foreign equivalents of such governmental bodies and, in the event of such a disclosure, the disclosing party agrees to provide advance notice to the non-disclosing party and the disclosing party shall seek to maintain confidentiality of the terms and conditions to maximum extent reasonably possible;
(d)    disclosure is permissible if required to enforce rights under this Settlement Agreement;
(e)    each Party may use similar terms and conditions in other agreements;
(f)    each Party may disclose only the scope of the rights granted hereunder (but not any financial terms) to the extent reasonably necessary, on a confidential basis, to its customers, potential customers, and other third parties with which it has a current or potential commercial relationship; and
(g)    each Party may disclose the terms and conditions of this Settlement Agreement to the extent reasonably necessary, on a confidential basis, to its accountants, attorneys, financial advisors, its present or future providers of venture capital and/or potential investors in or acquirers of such party or product or service lines which qualify for a license under Section 2.8 of the License Agreement (attached hereto as Exhibit C).
8.2    Neither Party shall use or refer to this Settlement Agreement, the License Agreement, or the ** or any of their provisions in any promotional activity, and each Party agrees not to issue any press release or make any other public announcement of any term or condition of this Settlement Agreement, the License Agreement, or the **. Notwithstanding the foregoing, each Party may publicly disclose the fact that the ITC Action and District Court Action have been resolved by settlement without disclosing any term or condition of this Settlement Agreement, the License Agreement, or the **.
8.3    For the avoidance of doubt, the parties acknowledge and agree that Section 8.1 permits IBM to disclose so much of the terms of this Settlement Agreement as is necessary to demonstrate to a customer that IBM and the customer are covered or protected by the terms of this Settlement Agreement.
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**    Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.    MISCELLANEOUS
9.1    Entire Agreement. This Settlement Agreement, the License Agreement (attached hereto as Exhibit C), and the ** (attached hereto as Exhibit D) constitute the entire agreement between the parties relating to the subject matter hereof, and supersedes all prior proposals, agreements, representations, and other communications, if any, between the parties with respect to the subject matter hereof.
9.2    If any section of this Settlement Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such section in every other respect and the remainder of this Settlement Agreement shall continue in effect so long as the Settlement Agreement still expresses the intent of the Parties. However, if the intent of the Parties cannot be preserved, this Settlement Agreement shall be either renegotiated or terminated.
9.3    Modification; Waiver. This Settlement Agreement shall not be binding upon the Parties until it has been signed herein below by or on behalf of each Party. No modification, supplementation, or amendment to this Settlement Agreement will be effective unless it is in writing and executed by authorized representatives of the parties, except that either Party may amend its address in Section 9.5 by written notice to the other Party. Nor will any waiver of any rights be effective unless assented to in writing by the party to be charged. The failure or delay of either party in exercising any of its rights hereunder, including any rights with respect to a breach or default by the other party, will in no way operate as a waiver of such rights or prevent the assertion of such rights with respect to any later breach or default by the other party.
9.4    Headings. The headings used in this Settlement Agreement are for reference and convenience only and will not be used in interpreting the provisions of this Settlement Agreement.
9.5    Notices. Notices and other communications shall be sent by facsimile, reputable overnight courier, email, or by registered or certified mail to the following addresses and shall be effective upon sending:

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**    Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

To Overland and its Subsidiaries and Affiliates:
Kurt Kalbfleisch
Vice President and CFO
Overland Storage Inc.
9112 Spectrum Center Boulevard
San Diego, CA 92123
Facsimile: (858) 495-4267

With a copy to:
Sean Cunningham
DLA Piper LLP (US)
401 B Street, Suite 1700
San Diego, CA 92101
Facsimile: (619) 699-2701

To IBM and its Subsidiaries and Affiliates:
Director of Licensing
IBM Corporation
North Castle Drive, MD-NC119
Armonk, NY 10504-1785
Facsimile: (914) 765-4380

9.6    Governing Law. The parties agree that this Agreement will be governed by and construed in accordance with the laws of the State of New York and of the United States of America without regard to choice of law provisions or rules. The parties further agree that this Settlement Agreement was mutually drafted by all parties and that any interpretation of this Settlement Agreement or any terms thereof will not be interpreted against one party as the drafting party.
9.7    Counterparts. This Settlement Agreement may be executed in counterparts by the parties hereto on any number of counterparts, each of which will be deemed an original, but all such respective counterparts will together constitute one and the same agreement. The parties agree that electronically transmitted signature pages will be treated as if they were originals.
9.8    Additional Provisions. Each party hereby declares and represents that it is executing this Agreement after consultation with its own independent legal counsel.

9.8.1    Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Settlement Agreement. As used in this Settlement Agreement, the words “include” and “including,” “for example,” “such as,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.”
9.8.2    Each party acknowledges to the other party that it has been represented by independent legal counsel of its own choice throughout all of the negotiations which preceded the execution of this Settlement Agreement. Each party further acknowledges that it and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Settlement Agreement prior to the execution hereof and that in entering into this Settlement Agreement it is not relying on any representations of the other party in connection therewith.

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In Witness Whereof, the parties hereto have caused this Settlement Agreement to be executed by their duly authorized representatives as undersigned:

Overland Storage, Inc., on its own behalf and on behalf of each of its Subsidiaries and Affiliates	International Business Machines Corporation, on their own behalf and on behalf of each of their Subsidiaries and Affiliates

By: /s/	By: /s/
Printed Name:	Printed Name:
Title:	Title:
Date: November 16, 2011	Date: November 16, 2011